UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

FRONTIER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40197	98-1578395
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

667 Madison Avenue, 19th Floor New York, New York 10065
(Address of principal executive offices)

(212) 803 9080

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	FRONU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	FRON	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	FRONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by Frontier Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statement and Related Audit Report.

On March 22, 2022, the Company’s management (the “Management”) and the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued (i) audited balance sheet as of March 15, 2021 (the "Post IPO Balance Sheet"), as initially filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021; (ii) unaudited interim financial statements for the quarterly period ended March 31, 2021, initially filed with the SEC on May 24, 2021 and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021 (collectively, the “Affected Periods”), should no longer be relied upon. Since the Company’s initial public offering (“IPO”), the Company has considered the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Upon further analysis, Management has determined that the Class A ordinary shares issued during the IPO and pursuant to the exercise of the underwriters’ overallotment can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, Management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value. In addition, the Company determined it should restate its earnings per share calculation to allocate income and loss shared pro rata between the two classes of shares.

The restatement does not have an impact on the Company's cash position and cash held in the trust account established in connection with the IPO. The Company’s Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with WithumSmith+Brown, PC.

While the Company adopted the above changes in the unaudited interim financial statements for the quarterly period ended September 30, 2021 included in the Company's Form 10-Q filing for the quarterly period ended September 30, 2021, filed with the SEC on November 12, 2021, the Company presented the reclassification as a revision that did not require the restatement of previously issued financial statements. The Company has subsequently determined that such reclassification should be considered a restatement rather than a revision. As such, the Company will restate its financial statements for the Affected Periods in future filings.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and investments held in its trust account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2022

FRONTIER ACQUISITION CORP.

By:	/s/ Scott Carpenter
Name:	Scott Carpenter
Title:	Chief Operating Officer